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
                                                  BRADLEES, INC.                            EXHIBIT 20A
                                                  CONDENSED INCOME STATEMENT                Page 1 of 3
                                                  MANAGEMENT FORMAT
                                                  ($ 000's)

                                                  FISCAL 1999 SUMMARY FINANCIAL PLAN

                                             QTR1      QTR2      QTR3      QTR4      ANNUAL
                                                                                  :
   Owned Sales                             $285,100  $323,923  $327,259  $449,210 :$1,385,492
   Food Service Sales                         1,557     1,673     1,680     1,844 :     6,754
   Leased Department Sales                    8,995    13,048    11,078    12,150 :    45,271
                                           --------- --------- --------- ---------:-----------
   Total Sales                              295,652   338,644   340,017   463,204 : 1,437,517
                                                                                  :
   Comparable Store Sales %                     2.4%      5.7%      6.0%      5.7%:       5.1%
                                                                                  :
   Gross Margin $                            79,481   102,281   102,469   131,326 :   415,557
   Gross Margin % (based on owned sales)       27.9%     31.6%     31.3%     29.2%:      30.0%
                                                                                  :
   SG&A Expenses                            (96,246)  (95,866)  (93,161) (103,161):  (388,434)
   Other Income                               2,636     3,462     3,158     3,679 :    12,935
                                           --------- --------- --------- ---------:-----------
   EBITDA (Loss)                           ($14,129)   $9,877   $12,466   $31,844 :   $40,058
                                           --------- --------- --------- ---------:-----------

   Depreciation & Amortization Expense       (7,646)   (7,421)   (7,389)   (6,868):   (29,324)
   Interest Expense *                        (7,356)   (7,707)   (8,053)   (7,535):   (30,651)
                                           --------- --------- --------- --------- -----------
   Net Income (Loss)                       ($29,131)  ($5,251)  ($2,976)  $17,441 :  ($19,917)
                                           ========= ========= ========= ========= ===========


                                            CERTAIN FISCAL 1998 QUARTERLY AND ANNUAL RESULTS

                                              QTR1      QTR2      QTR3      QTR4      ANNUAL
   Total Sales                              $293,306  $322,791  $323,106  $441,913:$1,381,116
   Comparable Store Sales %                     9.9%      7.4%     -2.0%      1.0%:       3.5%
                                                                                  :
   Gross Margin $                             79,670    96,593    94,739   122,101:   393,103
   Gross Margin % (based on owned sales)       28.2%     31.3%     30.5%     28.5%:      29.5%
                                           --------- --------- --------- ---------:-----------
   EBITDA (Loss)                            ($10,084)   $7,300    $2,218   $33,008:   $32,442
                                           --------- --------- --------- --------- -----------

Note:  EBITDA as presented is earnings (loss) before the cash impact from restructuring items (planned to total $2.7 million in payments in 1999), emergence-related provision of $4.4 million in 1998, interest expense, income taxes, restructuring and non-
recurring items, gains (losses) on sales of properties, reorganization and extraordinary items, and depreciation and amortization.

*Fiscal 1999 includes approximately $9 million of annual noncash amortization of an unfavorable lease liability discount recorded under fresh-start reporting.

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
                                                BRADLEES, INC.                   EXHIBIT 20A
                                                CONDENSED BALANCE SHEET          Page 2 of 3
                                                MANAGEMENT FORMAT
                                                ($ 000's)

                                                   FISCAL 1999 SUMMARY FINANCIAL PLAN

                                                        QTR1      QTR2     QTR3         QTR4
   Assets
   Current Assets:
   Unrestricted cash & cash equivalents               $10,281    $8,200   $11,200      $8,500

   Inventories                                        260,631   247,073   320,486     222,133
   Other current assets                                18,233    15,993    22,795      19,228
                                                     --------- --------- --------- -----------
   Total Current Assets                               289,145   271,266   354,481     249,861

   Net Fixed Assets                                   101,906   100,653    99,431      98,731

   Long Term Assets                                    95,039    93,521    92,003      90,485
                                                     --------- --------- --------- -----------
   Total Assets                                      $486,090  $465,440  $545,915    $439,077
                                                     ========= ========= ========= ===========



                                                       QTR1      QTR2      QTR3        QTR4
   Liabilities
   Current Liabilities:
   Accounts payable                                  $130,316  $123,537  $160,243    $111,066
   Revolver borrowings                                164,383   155,683   202,321     127,132
   Other current liabilities                           28,868    29,441    30,043      30,658
                                                     --------- --------- --------- -----------
   Total Current Liabilities                          323,567   308,661   392,607     268,856


   Long-term capital lease obligations                 24,907    24,505    24,077      23,625
   Convertible notes payable                           28,995    28,995    28,995      28,995
   Unfavorable lease liability                         44,921    45,260    45,600      45,939
   Other long-term liabilities                         37,831    37,401    36,994      36,579

   Stockholders' Equity
   Common stock                                        55,000    55,000    55,000      55,000
   Accumulated deficit                                (29,131)  (34,382)  (37,358)    (19,917)
                                                     --------- --------- --------- -----------
   Total Stockholders' Equity                          25,869    20,618    17,642      35,083
                                                     --------- --------- --------- -----------
   Total Liabilities & Equity                        $486,090  $465,440  $545,915    $439,077
                                                    ========= ========= ========= ===========
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
                                              BRADLEES, INC.                                   EXHIBIT 20A
                                              CONDENSED CASH FLOW                              Page 3 of 3
                                              MANAGEMENT FORMAT
                                              ($ 000's)

                                                                  FISCAL 1999 SUMMARY FINANCIAL PLAN
                                                                  QTR1     QTR2         QTR3      QTR4    ANNUAL
   Beginning unrestricted cash & cash equivalents                $9,485   $10,281      $8,200   $11,200   $9,485

   Cash generated from (used in) operations:
   Net income (loss)                                            (29,131)   (5,251)     (2,976)   17,441  (19,917)
   Depreciation & amortization expense                            7,646     7,421       7,389     6,868   29,324
   Amortization of deferred financing costs                         350       350         349       351    1,400

   Inventory (increase) decrease                                (28,288)   13,558     (73,413)   98,353   10,210
   Accounts payable increase (decrease)                          11,014    (6,779)     36,706   (49,177)  (8,236)

   Other *                                                       (5,353)    2,722      (6,263)    4,104   (4,790)
                                                               --------- --------- ----------- ------------------
   Net cash provided by (used in) operations*                   (43,762)   12,021     (38,208)   77,940    7,991

   Investing activities:
   Capital spending                                              (5,000)   (5,000)     (5,000)   (5,000) (20,000)

   Financing activities:
   Net borrowings (payments) under revolver                      49,934    (8,700)     46,639   (75,190)  12,683
   Payments of capital lease obligations                           (376)     (402)       (431)     (450)  (1,659)
                                                               --------- --------- ----------- ------------------
   Total financing activities                                    49,558    (9,102)     46,208   (75,640)  11,024
                                                               --------- --------- ----------- ------------------
   Increase (decrease) in unrestricted cash & cash equivalents      796    (2,081)      3,000    (2,700)    (985)
                                                               --------- --------- ----------- ------------------
   Ending unrestricted cash & cash equivalents                  $10,281    $8,200     $11,200    $8,500   $8,500
                                                               --------- --------- ----------- ------------------

*Includes certain cash outlays associated with prior years' reorganization provisions.
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